Exhibit 23.2

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 12, 2023, relating to the consolidated financial statements of Bit Brother Ltd. for the year ended June 30, 2023, included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.

/s/ Audit Alliance LLP

Singapore

November 24, 2023